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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                         February 28, 1997
Date of Report (Date of earliest event reported)_______________________________


                             MAGNUM PETROLEUM, INC.

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             (Exact name of registrant as specified in its charter)


        NEVADA                   1-12508                            87-0462881

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(State or other jurisdiction    (Commission                       (IRS Employer
    of incorporation)           File Number)                 Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code              (214) 401-0752
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

     On February 28, 1997, Magnum Petroleum, Inc., ("Magnum")executed a definitive Purchase and Sale Agreement with subsidiaries of Burlington Resources Inc., to acquire certain oil and gas properties located in West Texas and Southeast New Mexico (hereinafter referred to as the "Permian Basin Properties") for $143,500,000, with a January 1, 1997 effective date.

     There are a total of 25 field areas in West Texas and 21 field areas in Southeast New Mexico containing 3,100 oil and gas completions in the Permian Basin Properties. At Closing, Gruy Petroleum Management Co., a wholly-owned subsidiary of Magnum, will assume operations on approximately 85% of the Permian Basin Properties. Daily net production during 1996 averaged over 2,500 barrels of oil per day and 26.7 million cubic feet of natural gas.

    Magnum's in-house petroleum engineers have estimated that as of January 1, 1997, the Permian Basin Properties contain total reserves (proved, probable and possible) of 26.7 million barrels of oil and 124.5 billion cubic feet of natural gas for a total of 284.7 Bcfe of gas equivalents. Proved reserves are estimated at 24.6 million barrels of oil and 102 billion cubic feet of natural gas. The total proved Bcfe of gas equivalents of 249.6 is approximately 88% of total reserves. On a barrel of oil equivalent basis, the acquisition represents a purchase at $3.03 per barrel for all categories of reserves and $3.45 per barrel for total proved reserves only. On a gas equivalent basis, the acquisition represents a purchase at $0.50 per mcfe for all categories of reserves and $0.57 per mcfe for total proved reserves only.

     The estimated future net revenue from the Permian Basin Properties is $374.2 million for all categories of reserves, and the present worth discounted at 10% utilizing unescalated oil and gas prices is $167.2 million. The present worth of the Permian Basin Properties discounted at 10% for proved reserves only is estimated at $147.9 million, of which 82% is proved producing. The total proved reserve mix of the Permian Basin Properties is approximately 60% oil and 40% gas.

     The primary producing formations include the Yates, Seven Rivers, and Queen in Lea and Eddy Counties, New Mexico. The key producing formation in the Brunson Ranch Field area located in Loving County, Texas is the Atoka. The Westbrook Field located in Mitchell County, Texas primarily produces from the Clearfork formation. The San Andres formation is the primary producer in the Levelland/Slaughter field area in Cochran County, Texas and the Canyon Sand is the primary producing formation in the Sutton County, Texas properties. The gross mineral acreage holdings included in this acquisition total 114,810 acres of which 82,175 are net mineral acres.

     Magnum has made a performance deposit of $10,000,000 with Burlington until Closing of the transaction is completed, presently anticipated on or before April 30, 1997. In addition to the customary conditions of closing for transactions of this type, the sale is subject to the approval of the Board of Directors of Burlington Resources Inc. Additionally, Magnum will be conducting a complete due diligence review which will include accounting, title and environmental inspection. Funding of the transaction will be from a combination of senior bank loans from Magnum's commercial bank group as well as a private placement of securities under Rule 144(a) to certain institutional investors. The privately placed securities will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Commenting on this significant acquisition, Mr. Gary C. Evans, President and CEO of Magnum stated "The material impact of the cash flow anticipated from this high quality group of oil and gas properties will benefit our company and shareholders for many years to come. This acquisition fits strategically within the company's long term plans to build a premier oil and gas exploration and production company. The geographic location of these properties can be efficiently managed under the leadership of our existing team of professionals. This acquisition will increase the total assets of Magnum to approximately $250 million and increase pro-forma annual revenues to over $50 million. The historical cash flow from the Permian Basin Properties has exceeded $26.6 million for the twelve month period ended October 1996 with an average oil price of $18.82 per barrel and an average gas price of $2.03 per mcf. We appreciate the confidence that management of Burlington has placed in Magnum, this being our second significant acquisition from Burlington in less than a year. After Closing, Magnum will initiate a complete geological evaluation to determine the development and exploration potential in the significant acreage position acquired with the Permian Basin Properties."

     Magnum Petroleum, Inc. is an exploration and development company which, in combination with the recently acquired Hunter Resources, Inc. subsidiaries, is now engaged in four principal activities: the acquisition, production and sale of crude oil, condensate and natural gas; the gathering, transmission and marketing of natural gas; the managing and operating of producing oil and natural gas properties for interest owners; and providing consulting and U.S. export services to facilitate Latin American trade in energy products.

     The information in this report includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Magnum Petroleum, Inc.'s business and prospects, are subject to a number of risks, including volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploration and development drilling, uncertainties about estimates of reserves, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's reports that are available from the SEC.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MAGNUM PETROLEUM, INC.


     /s/ Gary C. Evans
BY:____________________________
     Gary C. Evans
     President and CEO



Dated:  March 3, 1997